Exhibit 4.2

Execution

ANGIOTECH PHARMACEUTICALS, INC.,

THE GUARANTORS named herein

and

DEUTSCHE BANK NATIONAL TRUST COMPANY, as Trustee

SUPPLEMENTAL INDENTURE

Dated as of May 12, 2011

TO

INDENTURE

Dated as of December 11, 2006

Senior Floating Rate Notes due 2013

SUPPLEMENTAL INDENTURE dated as of May 12, 2011 (this “Supplemental Indenture”), to the Indenture dated as of December 11, 2006 (as amended, supplemented or otherwise modified from time to time, the “Indenture”) among Angiotech Pharmaceuticals, Inc., a corporation organized under the Business Corporation Act of the Province of British Columbia (the “Company”), the Guarantors (as defined in the Indenture) and Deutsche Bank National Trust Company, as successor to Wells Fargo Bank, N.A., as trustee (the “Trustee”) under the Indenture. All capitalized terms used but not otherwise defined herein shall have the meaning assigned thereto in the Indenture.

W I T N E S S E T H

WHEREAS, the Company, the Guarantors and the Trustee have heretofore executed and delivered the Indenture, and the Company has issued pursuant to the Indenture its Senior Floating Rate Notes due 2013 (the “Notes”);

WHEREAS, Section 9.02 of the Indenture provides that the Company and the Trustee may, with the consent of the Holders of at least a majority in aggregate principal amount of the Notes then outstanding voting as a single class (including consents obtained in connection with a tender offer or exchange for, or purchase of, the Notes), amend or supplement the Indenture, subject to certain limitations set forth in the Indenture;

WHEREAS, the Company has solicited the consents of the Holders of the Notes pursuant to the Offering Memorandum and Consent Solicitation Statement dated February 10, 2011 (as amended or supplemented from time to time, the “Statement”), and in the related Letter of Transmittal and Consent dated February 10, 2010 (as amended or supplemented from time to time, together with the Statement, the “Offer”), to the proposed amendments to the Indenture upon the terms and conditions set forth therein (the “Amendments”);

WHEREAS, the Company has received and delivered or caused to be delivered to the Trustee the consents of the Holders of at least a majority in principal amount of the outstanding Notes to the Amendments pursuant to the Offer;

WHEREAS, each of the Company and the Guarantors has been authorized by resolution of its board of directors to enter into this Supplemental Indenture;

WHEREAS, the Company has requested that the Trustee join in the execution and delivery of this Supplemental Indenture;

WHEREAS, pursuant to Section 9.02 of the Indenture, the Trustee is authorized to execute and deliver this Supplemental Indenture; and

WHEREAS, all other acts and proceedings required by law, by the Indenture and by the organizational documents of each of the Company and the Guarantors to make this Supplemental Indenture a valid and binding agreement for the purposes expressed herein, in accordance with its terms, have been duly done and performed.

NOW, THEREFORE, in consideration of the premises and the covenants and agreements contained herein, and for other good and valuable consideration the receipt of which is hereby acknowledged, the Company, the Guarantors and the Trustee hereby agree as follows:

SECTION 1.01. Definitions. Capitalized terms used in this Supplemental Indenture and not otherwise defined herein shall have the meanings assigned to such terms in the Indenture.

SECTION 2.01. Amendments to Table of Contents.

The Table of Contents of the Indenture is amended by deleting the titles to Section 3.11, Sections 4.02 through 4.22, Section 6.02 and Section 8.04 and inserting, in each case, in lieu thereof the phrase “[intentionally omitted]”.

SECTION 3.01. Elimination or Amendment of Certain Definitions in Article 1 of the Indenture.

Sections 1.01 and 1.02 of the Indenture are amended by deleting all definitions of terms, and references to definitions of terms, that are used exclusively in the text of the Indenture and the Notes that are being otherwise eliminated by this Supplemental Indenture.

SECTION 3.02. Elimination of Certain Provisions in Article 3 of the Indenture.

Section 3.11 of the Indenture is amended by deleting the text of such Section in its entirety and inserting in lieu thereof the phrase “[intentionally omitted]”.

SECTION 3.03. Elimination of Certain Provisions in Article 4 of the Indenture.

(a) Section 4.02 of the Indenture is amended by deleting the text of such Section in its entirety and inserting in lieu thereof the phrase “[intentionally omitted]”.

(b) Section 4.03 of the Indenture is amended by deleting the text of such Section in its entirety and inserting in lieu thereof the phrase “[intentionally omitted]”.

(c) Section 4.04 of the Indenture is amended by deleting the text of such Section in its entirety and inserting in lieu thereof the phrase “[intentionally omitted]”.

(d) Section 4.05 of the Indenture is amended by deleting the text of such Section in its entirety and inserting in lieu thereof the phrase “[intentionally omitted]”.

(e) Section 4.06 of the Indenture is amended by deleting the text of such Section in its entirety and inserting in lieu thereof the phrase “[intentionally omitted]”.

(f) Section 4.07 of the Indenture is amended by deleting the text of such Section in its entirety and inserting in lieu thereof the phrase “[intentionally omitted]”.

(g) Section 4.08 of the Indenture is amended by deleting the text of such Section in its entirety and inserting in lieu thereof the phrase “[intentionally omitted]”.

(h) Section 4.09 of the Indenture is amended by deleting the text of such Section in its entirety and inserting in lieu thereof the phrase “[intentionally omitted]”.

(i) Section 4.10 of the Indenture is amended by deleting the text of such Section in its entirety and inserting in lieu thereof the phrase “[intentionally omitted]”.

(j) Section 4.11 of the Indenture is amended by deleting the text of such Section in its entirety and inserting in lieu thereof the phrase “[intentionally omitted]”.

(k) Section 4.12 of the Indenture is amended by deleting the text of such Section in its entirety and inserting in lieu thereof the phrase “[intentionally omitted]”.

(l) Section 4.13 of the Indenture is amended by deleting the text of such Section in its entirety and inserting in lieu thereof the phrase “[intentionally omitted]”.

(m) Section 4.14 of the Indenture is amended by deleting the text of such Section in its entirety and inserting in lieu thereof the phrase “[intentionally omitted]”.

(n) Section 4.15 of the Indenture is amended by deleting the text of such Section in its entirety and inserting in lieu thereof the phrase “[intentionally omitted]”.

(o) Section 4.16 of the Indenture is amended by deleting the text of such Section in its entirety and inserting in lieu thereof the phrase “[intentionally omitted]”.

(p) Section 4.17 of the Indenture is amended by deleting the text of such Section in its entirety and inserting in lieu thereof the phrase “[intentionally omitted]”.

(q) Section 4.18 of the Indenture is amended by deleting the text of such Section in its entirety and inserting in lieu thereof the phrase “[intentionally omitted]”.

(r) Section 4.19 of the Indenture is amended by deleting the text of such Section in its entirety and inserting in lieu thereof the phrase “[intentionally omitted]”.

(s) Section 4.20 of the Indenture is amended by deleting the text of such Section in its entirety and inserting in lieu thereof the phrase “[intentionally omitted]”.

(t) Section 4.21 of the Indenture is amended by deleting the text of such Section in its entirety and inserting in lieu thereof the phrase “[intentionally omitted]”.

(u) Section 4.22 of the Indenture is amended by deleting the text of such Section in its entirety and inserting in lieu thereof the phrase “[intentionally omitted]”.

SECTION 3.04. Amendment of Certain Provisions in Article 6 of the Indenture.

(a) Clauses (3), (4), (5), (6), (7), (8) and (9) of Section 6.01 of the Indenture are hereby amended by deleting the text of such clause in its entirety and inserting in lieu thereof the phrase “[intentionally omitted]”.

(b) The first paragraph of Section 6.02 of the Indenture is amended by deleting the text of such paragraph in its entirety and inserting in lieu thereof the following:

“If any Event of Default occurs and is continuing, the Trustee or the Holders of at least 25% in aggregate principal amount of the then outstanding Notes may declare all the Notes to be due and payable immediately.”

SECTION 3.05. Elimination of Certain Provisions in Article 8 of the Indenture

Section 8.04(2) of the Indenture is amended by deleting the text of such Section in its entirety and inserting in lieu thereof the phrase “[intentionally omitted]”.

SECTION 4.01. Continuing Effect of Indenture.

Except as expressly provided herein, all of the terms, provisions and conditions of the Indenture and the Notes shall remain in full force and effect.

SECTION 4.02. Construction of Supplemental Indenture.

This Supplemental Indenture is executed as and shall constitute an indenture supplemental to the Indenture and shall be construed in connection with and as part of the Indenture for all purposes, and every Holder of Notes heretofore or hereafter authenticated and delivered under the Indenture shall be bound by the Indenture as amended by this Supplemental Indenture. THE LAWS OF THE STATE OF NEW YORK SHALL GOVERN AND BE USED TO CONSTRUE THIS SUPPLEMENTAL INDENTURE.

SECTION 4.03. Trust Indenture Act Controls.

If any provision of this Supplemental Indenture limits, qualifies or conflicts with another provision that is required to be included in this Supplemental Indenture or the Indenture by the Trust Indenture Act of 1939, as amended, as in force at the date that this Supplemental Indenture is executed, the provisions required by said Act shall control.

SECTION 4.04. Trustee Disclaimer.

The recitals contained in this Supplemental Indenture shall be taken as the statements of the Company and the Trustee assumes no responsibility for their correctness. The Trustee makes no representations as to the validity or sufficiency of this Supplemental Indenture.

SECTION 4.05. Notices.

The following addresses are the updated notice addresses to be used for any notice or communication by the Company, the Guarantors or the Trustee to the other party:

If to the Company or the Guarantors:

Angiotech Pharmaceuticals, Inc.

1618 Station Street

Vancouver, British Columbia

Canada V6A 1B6

Facsimile No.:(604) 221-6915

Attention: General Counsel

With copies to (which shall not constitute notice):

Willkie Farr & Gallagher LLP

787 Seventh Avenue

New York, NY 10019

Facsimile No.: (212) 728-8214

Attention: Cristopher Greer, Esq.

If to the Trustee:

Deutsche Bank National Trust Company

Corporate Trust & Agency Services

222 South Riverside Plaza

Chicago, IL, 60606-5808

Facsimile No.: (312) 537-1009

Attention: Kathy Cokic, Vice President

With copies to (which shall not constitute notice):

Foley & Lardner LLP

321 North Clark Street, Suite 2800

Chicago, IL 60654-5313

Facsimile No.: (312) 832-4700

Attention: Mark F. Hebbeln, Esq.

SECTION 4.06. Counterparts.

The parties may sign any number of copies of this Supplemental Indenture. Each signed copy (including facsimile copies) shall be an original, but all of them together represent the same agreement.

SECTION 4.07. Severability

In case any provision in this Supplemental Indenture shall be invalid, illegal or unenforceable, the validity, legality and enforceability of the remaining provisions shall not in any way be affected.

SECTION 4.08. Successors

All agreements of the Company and the Guarantors in this Supplemental Indenture shall bind their respective successors. All agreements of the Trustee in this Supplemental Indenture shall bind its successors.

IN WITNESS WHEREOF, the parties have caused this Supplemental Indenture to be duly executed as of the date first written above.

ANGIOTECH PHARMACEUTICALS, INC.

By:	/s/ K. Thomas Bailey
Name:	K. Thomas Bailey
Title:	Chief Financial Officer

[Signature Page – Supplemental Indenture]

AFMEDICA, INC.

By:	/s/ K. Thomas Bailey
Name:	K. Thomas Bailey
Title:	President

[Signature Page – Supplemental Indenture]

AMERICAN MEDICAL INSTRUMENTS HOLDINGS, INC.

By:	/s/ K. Thomas Bailey
Name:	K. Thomas Bailey
Title:	President

[Signature Page – Supplemental Indenture]

ANGIOTECH AMERICA, INC.

By:	/s/ K. Thomas Bailey
Name:	K. Thomas Bailey
Title:	President

[Signature Page – Supplemental Indenture]

ANGIOTECH BIOCOATINGS CORP.

By:	/s/ K. Thomas Bailey
Name:	K. Thomas Bailey
Title:	President

[Signature Page – Supplemental Indenture]

ANGIOTECH DELAWARE, INC.

By:	/s/ K. Thomas Bailey
Name:	K. Thomas Bailey
Title:	President

[Signature Page – Supplemental Indenture]

ANGIOTECH FLORIDA HOLDINGS, INC.

By:	/s/ K. Thomas Bailey
Name:	K. Thomas Bailey
Title:	President

[Signature Page – Supplemental Indenture]

ANGIOTECH INTERNATIONAL HOLDINGS, CORP.

By:	/s/ Jay Dent
Name:	Jay Dent
Title:	President

[Signature Page – Supplemental Indenture]

ANGIOTECH PHARMACEUTICALS (US), INC.

By:	/s/ K. Thomas Bailey
Name:	K. Thomas Bailey
Title:	President

[Signature Page – Supplemental Indenture]

B.G. SULZLE, INC.

By:	/s/ K. Thomas Bailey
Name:	K. Thomas Bailey
Title:	President

[Signature Page – Supplemental Indenture]

MANAN MEDICAL PRODUCTS, INC.

By:	/s/ K. Thomas Bailey
Name:	K. Thomas Bailey
Title:	President

[Signature Page – Supplemental Indenture]

MEDICAL DEVICE TECHNOLOGIES, INC.

By:	/s/ K. Thomas Bailey
Name:	K. Thomas Bailey
Title:	President

[Signature Page – Supplemental Indenture]

NEUCOLL, INC.

By:	/s/ K. Thomas Bailey
Name:	K. Thomas Bailey
Title:	President

[Signature Page – Supplemental Indenture]

QUILL MEDICAL, INC.

By:	/s/ K. Thomas Bailey
Name:	K. Thomas Bailey
Title:	President

[Signature Page – Supplemental Indenture]

SURGICAL SPECIALTIES CORPORATION

By:	/s/ K. Thomas Bailey
Name:	K. Thomas Bailey
Title:	President

[Signature Page – Supplemental Indenture]

0741693 B.C. LTD.

By:	/s/ Jay Dent
Name:	Jay Dent
Title:	President

[Signature Page – Supplemental Indenture]

DEUTSCHE BANK NATIONAL TRUST COMPANY,
as Trustee

By:	/s/ Katherine Cokic
Name:	Katherine Cokic
Title:	Vice President

By:	/s/ George F. Kubin
Name:	George F. Kubin
Title:	Vice President

[Signature Page – Supplemental Indenture]